UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2013

RELIV’ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-19932	37-1172197
(Commission File Number)	(IRS Employer Identification No.)

136 Chesterfield Industrial Boulevard	Chesterfield, Missouri 63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 537-9715

                Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2013, by action of the Registrant’s Board of Directors, the following changes were made with respect to the executive officers of the Registrant:

1. BRETT M. HASTINGS, age 40, was appointed to the office of Senior Vice President and Chief Operating Officer. Previously, Mr. Hastings served as Vice President-Legal since August 2007. He has been employed by the Company since February 2005, serving as Associate General Counsel until August 2007. Prior to his employment by the Company, Mr. Hastings was employed as a senior associate with the law firm of Doster Ullom, LLC from 2003 to 2005 and as an associate with Thompson Coburn, LLP from 1998 to 2003. Mr. Hastings graduated from Ohio Northern University in 1995 with a B.S.B.A and received a Juris Doctor degree from the University of Illinois School of Law in 1998. Mr. Hastings is the son of Dr. Carl W. Hastings, the Vice Chairman, Chief Scientific Officer and director, and the brother of Steven G. Hastings, Executive Vice President of Sales and Marketing. While serving as the Vice President-Legal, the Company paid him cash compensation of $199,535 in 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Relìv International, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Chesterfield, State of Missouri, on June 6, 2013.

RELIV’ INTERNATIONAL, INC.

By:	/s/ Steven D. Albright
Steven D. Albright Chief Financial Officer

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